MANAGEMENT AGREEMENT

THIS AGREEMENT (the "Agreement") effective as of the Twenty-Fourth (24th) Day of June 2013 (the “Effective Date”), entered into between Cannabis Science, Inc., a Nevada Corporation, with its principal offices located at 6946 North Academy Blvd Suite B #254, Colorado Springs, Colorado 80918(along with its subsidiaries formed under Dutch law, unless otherwise specified, all herein referred to as the “Company”) and MLS LAP BV (a Dutch company, owned 100% by Mr. Mario Lap) with registered address at Koninginneweg 189, 1075 CP Amsterdam, The Netherlands(hereinafter, MLS LAP BV and its owner/director, Mr. Lap, are referred to as the “Consultant”) in connection with the provision of the Consultant’s services to the Company.

WHEREAS:

A.      The Company is in the business of developing, manufacturing, marketing, and distributing legal cannabinoid-based and other products and services worldwide;

B.      The Company wishes to engage the services of the Consultant as an independent contractor of the Company;

C.      The Company and the Consultant have agreed to enter into a consulting agreement for their mutual benefit; and

D.     The Company and the Consultant agree that upon execution, this Agreement supersedes and replaces in all ways and provisions any prior management agreements between the Company and the Consultant.

THIS AGREEMENT WITNESSES THAT in consideration of the premises and mutual covenants contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

1.         ENGAGEMENT AS A CONSULTANT

1.1       The Company hereby engages the Consultant as an independent contractor of the Company, to undertake the duties and title of Member, Board of Directors, to undertake the duties and title of President of European Operations, and to undertake the duties and titles of President and Director of the Company’s wholly-owned subsidiary, Cannabis Science International Holdings BV and of such subsidiary’s wholly-owned subsidiary, Cannabis Science BV (the “Dutch Subsidiaries”), the Consultant agrees to exercise those powers as requested by the Company or its subsidiaries from time to time, (collectively the “Services”) and the Consultant accepts such engagement on the terms and conditions set forth in this Agreement.

2.         TERM OF THIS AGREEMENT

2.1       The term of this Agreement shall begin as of the Effective Date and shall continue for two (2) years or until terminated earlier pursuant to Sections 10 and 11 herein (the “Term”).  Any renewal period for this Agreement shall be at the sole discretion of the Company along with the renewal term including any compensation for services during the renewal term.  It is understood that the Consultant provided valuable services prior to the Effective Date, and shall be compensated for these services by agreement of the Consultant and the Company's Board of Directors.

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3.         CONSULTANT SERVICES

3.1              The Consultant shall undertake and perform the duties and responsibilities commonly associated with acting in the capacities of Director and President of European Operations of the Company and in the capacities of President and Director of each of the Dutch Subsidiaries, including, but not limited to those duties attached hereto as Appendix “A”.  The Consultant agrees that his duties may be reasonably modified at the Company’s and the Consultant’s mutual agreement from time to time.

3.2              In providing the Services the Consultant shall:

•         comply with all applicable treaties, statutes, laws, regulations, and other legal norms;

•         not make any misrepresentation or omit to state any material fact which results in a misrepresentation regarding the business of the Company;

•         not disclose, release or publish any information regarding the Company without the prior written consent of the Company; and

•         not employ any person in any capacity, or contract for the purchase or rental of any service, article or material, nor make any commitment, agreement or obligation whereby the Company shall be required to pay any monies or other consideration without the Company's prior written consent.

4.         CONSULTANT COMPENSATION

4.1              Fees.
As compensation for the provision of the Services, the Company shall pay the Consultant or his assigns two thousand five-hundred dollars ($2,500.00) per month, no later than 10 days after the end of each month of the term.  In the event of non-payment, the Consultant shall have the right to terminate the Services.

4.2              Shares and Options.
As further compensation for the provision of the Services, the Company shall pay the Consultant or his assigns five million (5,000,000) newly issued Rule 144 restricted common shares of CBIS common stock, par value $0.001 per share.  Arrangements with the transfer agent of the Company shall be undertaken within 10 days of signing the Agreement, so that shares can be issued and delivered to Mr. Lap in the Netherlands in a reasonable period of time.

4.3              Performance Bonus.
As further compensation based on job performance, product development and branding, product sales, achievement of project or operational milestones, the Company is committed to provide an additional bonus schedule for the Consultant or his assigns.  Such options shall be agreed to by both parties in writing.

5.         NO REIMBURSEMENT OF EXPENSES

5.1       The parties agree that the Compensation hereunder shall be inclusive of any and all fees or expenses incurred by the Consultant on the Consultant’s own behalf pursuant to this Agreement including but not limited to the costs of rendering the Services.  Notwithstanding the foregoing, the Company shall reimburse the Consultant for any bona fide expenses incurred by the Consultant on behalf of the Company in connection with the provision of the Services provided that the Consultant submits to the Company an itemized written account of such expenses and corresponding receipts of purchase in a form acceptable to the Company within 10 days after the Consultant incurs such expenses.  However, the Company shall have no obligation to reimburse the Consultant for any single expense in excess of $500 or $3,000.00 in the aggregate without the express prior written approval of the Company’s Board of Directors (agreement made by Dr. Robert Melamede or Mr. Raymond Dabney will be honoured).

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6.         CONFIDENTIALITY

6.1       The Consultant shall not disclose to any third party without the prior consent of the Company any financial or business information concerning the business, affairs, plans and programs of the Company its Directors, officers, shareholders, employees, or consultants (the "Confidential Information").  The Consultant shall not be bound by the foregoing limitation in the event (i) the Confidential Information is otherwise disseminated and becomes public information or (ii) the Consultant is required to disclose the Confidential Informational pursuant to a subpoena or other judicial order.  As a material inducement to the Company entering into this Agreement, the Consultant shall, at the Company’s request, execute a confidentiality and non-disclosure agreement in a form mutually agreed upon by the Company and the Consultant.

7.         GRANTS OF RIGHTS AND INSURANCE

7.1       The Consultant agrees that the results and proceeds of the Services under this Agreement, although not created in an employment relationship, shall, for the purpose of copyright only, be deemed a work made in the course of employment under the Canadian law or a work-made-for-hire under the United States law and all other comparable international intellectual property laws and conventions.  All intellectual property rights and any other rights which the Consultant may have in and to any work, materials, or other results and proceeds of the Services hereunder shall vest irrevocably and exclusively with the Company and are otherwise hereby assigned to the Company as and when created.  The Consultant hereby waives any moral rights of authors or similar rights the Consultant may have in or to the results and proceeds of the Consulting Services hereunder.

7.2       For the avoidance of doubt with respect to this Section 7, the Company is not granted or promised any rights to the intellectual property owned by MLS LAP BV.

7.3       The Company shall have the right to apply for and take out, at the Company's expense, life, health, accident, or other insurance covering the Consultant, in any amount the Company deems necessary to protect the Company's interest hereunder.  The Consultant shall not have any right, title, or interest in or to such insurance.

8.         REPRESENTATIONS AND WARRANTIES

8.1       The Consultant represents, warrants and covenants to the Company as follows:

(a)    the Consultant is not under any contractual or other restriction which is inconsistent with the execution of this Agreement, the performance of the Services hereunder or any other rights of the Company hereunder;

(b)   the Consultant is not under any physical or mental disability that would hinder the performance of his duties under this Agreement; and

(c)    the Company will provide and disclose all legal and commercial information to the Consultant that is necessary to perform Consultant’s duties.

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9.         INDEMNIFICATION

9.1       The Consultant shall indemnify and hold harmless the Company, its partners, financiers, parent, affiliated and related companies, and all of their respective individual shareholders, directors, officers, employees, licensees and assigns from and against any claims, actions, losses and expenses (including legal expenses) occasioned by any breach by the Consultant of any representations and warranties contained in, or by any breach of any other provision of, this Agreement by the Consultant.

9.2       The Company shall indemnify and hold harmless the Consultant, its partners, financiers, parent, affiliated and related companies, and all of their respective individual shareholders, directors, officers, employees, licensees and assigns from and against any claims, actions, losses and expenses (including legal expenses) occasioned by any breach by the Company of any representations and warranties contained in, or by any breach of any other provision of, this Agreement by the Company.

10.        NO OBLIGATION TO PROCEED.

10.1     Nothing herein contained shall in any way obligate the Company to use the Services hereunder or to exploit the results and proceeds of the Services hereunder; provided that, upon the condition that the Consultant is not in material default of the terms and conditions hereof, nothing contained in this section 10.1 shall relieve the Company of its obligation to deliver to the Consultant the Compensation.  All of the foregoing shall be subject to the other terms and conditions of this Agreement (including, without limitation, the Company’s right of termination, disability and default).

11.        RIGHT OF TERMINATION.

11.1      The Company and the Consultant shall each have the right to terminate this Agreement at any time in its sole discretion by giving not less than 30 days written notice. Upon termination of this Agreement all monies due to the contractors will be considered paid in full for the term the services were performed. Upon termination of this Agreement the Consultant shall continue to work with the Company to fulfill the obligations of this Agreement during the notice period and this period will be paid for per terms of this Agreement.

12.        DEFAULT/DISABILITY.

12.1      No act or omission of the Company hereunder shall constitute an event of default or breach of this Agreement unless the Consultant shall first notify the Company in writing setting forth such alleged breach or default and the Company shall cure said alleged breach or default within 10 days after receipt of such notice (or commence said cure within said ten days if the matter cannot be cured in ten days, and shall diligently continue to complete said cure).  Upon any material breach or default by the Consultant of any of the terms and conditions hereof, or the terms and conditions of any other agreement between the Company and the Consultant for the services of the Consultant, the Consultant may cure said alleged breach or default within 10 days after receipt of such notice (or commence said cure within said ten days if the matter cannot be cured in ten days, and shall diligently continue to complete said cure), or the Company shall immediately have the right to suspend or to terminate this Agreement and any other agreement between the Company and the Consultant for the services of the Consultant.

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13.        COMPANY'S REMEDIES.

13.1      The services to be rendered by the Consultant hereunder and the rights and privileges herein granted to the Company are of a special, unique, unusual, extraordinary and intellectual character which gives them a peculiar value, the loss of which cannot be reasonably or adequately compensated in damages in an action at law, it being understood and agreed that a breach by the Consultant of any of the provisions of this Agreement shall cause the Company irreparable injury and damages.  The Consultant expressly agrees that the Company shall be entitled to seek injunctive and/or other equitable relief to prevent a breach hereof the Consultant.  Resort to such equitable relief, however, shall not be construed as a waiver of any other rights or remedies which the Company may have in the premises for damages or otherwise.

14.       INDEPENDENT CONTRACTORS.

14.1 Nothing herein shall be construed as creating a partnership, joint venture, or master-servant relationship between the parties for any purpose whatsoever.  Except as may be expressly provided herein, neither party may be held responsible for the acts either of omission or commission of the other party, and neither party is authorized, or has the power, to obligate or bind the other party by contract, agreement, warranty, representation or otherwise in any manner.  It is expressly understood that the relationship between the parties is one of independent contractors.

15.       MISCELLANEOUS PROVISIONS

(a)    Time.
Time is of the essence of this Agreement.

(b)   Presumption.
This Agreement or any section thereof shall not be construed against any party due to the fact that said Agreement or any section thereof was drafted by said party.

(c)    Titles and Captions.
All article, section and paragraph titles or captions contained in this Agreement are for convenience only and shall not be deemed part of the context nor affect the interpretation of this Agreement.

(d)   Further Action.
The parties hereto shall execute and deliver all documents, provide all information and take or forbear from all such action as may be necessary or appropriate to achieve the purposes of this Agreement.

(e)    Savings Clause.
If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby.

(f)    Assignment.
The Company may assign this Agreement, in whole or in part, at any time to any party, as the Company shall determine in its sole discretion; provided that, no such assignment shall relieve the Company of its obligations hereunder unless consented to by the Consultant in writing.  The Consultant may assign this Agreement with the prior written consent of the Company.

(g)   Notices.
All notices required or permitted to be given under this Agreement shall be given in writing and shall be delivered, either personally or by express delivery service, to the party to be notified.  Notice to each party shall be deemed to have been duly given upon delivery, personally or by courier, addressed to the attention of the officer at the address set forth heretofore, or to such other officer or addresses as either party may designate, upon at least ten days written notice, to the other party.

(h)   Entire agreement.
This Agreement contains the entire understanding and agreement among the parties.  There are no other agreements, conditions or representations, oral or written, express or implied, with regard thereto.  This Agreement may be amended only in writing signed by all parties.

(i)     Waiver.
A delay or failure by any party to exercise a right under this Agreement, or a partial or single exercise of that right, shall not constitute a waiver of that or any other right.

(j)     Counterparts.
This Agreement may be executed in duplicate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.  Electronic signatures shall have the same force and effect as original, ink signatures, and electronic and faxed copies shall constitute valid counterparts.

(k)   Successors.
The provisions of this Agreement shall be binding upon all parties, their successors and permitted assigns.

(l)     Counsel.
The parties expressly acknowledge that each has been advised to seek separate counsel for advice in this matter and has been given a reasonable opportunity to do so.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the date first written above.

Cannabis Science, Inc.

Per:

/s/ Dr. Robert Melamede

_______________________________

Dr. Robert Melamede, President, Director

/s/ Chad S. Johnson

________________________________

Chad S. Johnson, Esq., COO, Director

CONSULTANT:

By:

/s/ Mario Lap

_______________________________

Mr. Mario Lap, Director

MLS LAP BV

[Appendix A Follows]

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APPENDIX “A”

Consultant’s duties include, but are not limited to the following:

General Responsibilities and Duties as President of European Operations (including President of each of the Dutch Subsidiaries)

1.  Develop and implement high-level strategies in Europe

2.  Make major corporate recommendations to the Board of Directors regarding European Operations

3.  Make major corporate decisions with powers granted by the Board of Directors

3.  Manage with the Board of Directors the overall operations and resources of the Company in Europe

4.  Act as the main point of communication between the Board of Directors and the European corporate operations

General Responsibilities and Duties as Member, Board of Directors

1.  Work with the senior management team to ensure appropriate strategic and effective organizational planning

2.  Review regularly and amend or update the Company’s strategic direction and goals

3.  Ensure that an appropriate set of internal controls are implemented and reviewed regularly

4.  Support and evaluate the President with the goals of the Company in mind

5.  Appraise, advise, support, reward, and, when necessary, change top management

6.  Determine that the Company’s programs are consistent with its mission and monitoring the effectiveness of these programs

7.  Assist in securing adequate financial resources for the organization to fulfill its mission

8.  Review and approve of the Company’s plans for funding strategies on an annual basis

9.  Assure the financial structure of the Company is adequate for its current needs and its long-range strategy

10. Define prerequisites for potential new board members, orienting these new members, and periodically    evaluating performance

11. Adhere to legal and ethical standards and norms

12. Develop, amend and approve by-laws and governing policies

13. Ensure robust and effective risk and compliance management and control systems (including legal compliance) are in place and operating effectively

14. Oversee the control and accountability systems that ensure the Company is progressing towards the goals set by the Board and in line with the Company’s purpose, the agreed corporate strategy and legislative requirements

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